UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007

NuStar GP Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32940	85-0470977
State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation		Identification No.)

2330 North Loop 1604 West
San Antonio, Texas	78248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 918-2000

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

NuStar GP Holdings, LLC (“Holdings”), as of December 18, 2007, amended the 3-year Revolving Credit Agreement among NuStar GP Holdings, LLC, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, dated as of July 19, 2006, as amended by Amendment No. 1 thereto, dated as of November 30, 2006 (the “Holdings 3-Year Revolver”) to:

(i)

amend the definitions of consolidated debt coverage ratio and consolidated operating income set forth in the Holdings 3-Year Revolver to conform those definitions to the definitions of those terms set forth in the 5-Year Revolving Credit Agreement dated as of December 10, 2007 among NuStar Logistics, L.P., NuStar Energy L.P., the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other Agents party thereto (the “Logistics 5-Year Revolver”); and

(ii)

amend the consolidated debt coverage ratio and make certain other changes to the Holdings 3-Year Revolver in order to conform the Holdings 3-Year Revolver, to the extent applicable, to the Logistics 5-Year Revolver.

Holdings indirectly owns the 2% general partner interest, an approximate 20.26% limited partner interest and 100% of the incentive distribution rights of NuStar Energy L.P., a publicly traded Delaware limited partnership (“NuStar Energy”). NuStar Logistics, L.P. is a wholly owned subsidiary of NuStar Energy.

The Logistics 5-Year Revolver requires NuStar Logistics to maintain as of the end of each rolling period, consisting of any period of four consecutive fiscal quarters, a consolidated debt coverage ratio (consolidated indebtedness to Consolidated EBITDA (as defined below)) not to exceed 5.00-to-1.00; provided, that if at any time NuStar Energy or any of its restricted subsidiaries consummates an acquisition for an aggregate net consideration of at least $100 million, then for two rolling periods, the last day of which immediately follows the day on which such acquisition is consummated, the consolidated debt coverage ratio must not exceed 5.50-to-1.00.

“Consolidated EBITDA” means, as to NuStar Energy and its restricted subsidiaries, on a consolidated basis for each rolling period, the amount equal to consolidated operating income for such period (a) plus the following to the extent deducted from consolidated operating income in such period: (i) depreciation, amortization and other non-cash charges for such period (including any non-cash losses or negative adjustments under Statement of Financial Accounting Standards 133 as the result of changes in the fair market value of derivatives), and (ii) cash distributions received by NuStar Logistics from Skelly-Belvieu Pipeline Company, and similar joint ventures, during such period; (b) minus all non-cash income added to consolidated operating income in such period (including any non-cash gains or positive adjustments under Statement of Financial Accounting Standards 133 as the result of changes in the fair market value of derivatives); and (c) plus for such period any EBITDA adjustments for projects with a budgeted capital cost exceeding $25 million; provided that Consolidated EBITDA shall be adjusted from time to time as necessary to give pro forma effect to permitted acquisitions or investments (other than joint venture interests) or sales of property by NuStar Energy and its restricted subsidiaries.

Item 9.01	Entry into a Material Definitive Agreement.
(d)	Exhibits.
EXHIBIT NO.	EXHIBIT
10.01

Second Amendment to 3-year Revolving Credit Agreement dated as of December 18, 2007 among NuStar GP Holdings, LLC, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and The Lenders Party Thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuStar GP Holdings, LLC

Date: December 20, 2007	By:	/s/ Amy L. Perry
	Name:	Amy L. Perry
	Title:	Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

EXHIBIT NO.	EXHIBIT
10.01

Second Amendment to 3-year Revolving Credit Agreement dated as of December 18, 2007 among NuStar GP Holdings, LLC, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and The Lenders Party Thereto.